NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES ANNUAL DIVIDEND

NEW YORK, NEW YORK (November 19, 2014) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced today that its Board of Directors has declared an annual dividend of $0.20 per share on the Company’s common stock. The dividend is payable on December 9, 2014 to stockholders of record at the close of business on December 2, 2014. The Board’s decision to declare an annual dividend this year was based on Griffin’s projected cash flow and operating results for the fiscal year ending November 30, 2014 together with its expected cash position over the next fiscal year. Prospectively, Griffin expects to continue to consider the payment of an annual dividend late in the year based on that year’s results and cash flows and its estimated future cash requirements.

Forward-Looking Statements:

 This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin's beliefs and expectations regarding its expected cash position over the next fiscal year and factors related to the declaration and payment of future cash dividends. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements and the other factors described in Griffin's Securities and Exchange Commission filings, including the "Business", "Risk Factors" and "Forward-Looking Information" sections in Griffin's Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.